EXHIBIT 10.8.1

         MEMORANDUM OF UNDERSTANDING FOR ACCESS AND USE OF THE "BRANCA
                       DE NEVE" AREA AND OTHER AGREEMENTS

By this private instrument signed between the parties, on the one side: (A) CLAUDINEI ANTUNES DE LIMA, Brazilian, married, aeronaut, bearing the Identity Card no. 1142360/9/SSP-MT and enrolled in the Individual Taxpayer's Register under no. 063.721.762-91, with address at Avenida Getulio Vargas, 77, Centro, Itaituba, Para, and his spouse JOSEANE SOUSA ARAUJO, Brazilian, married, bearing the Identity Card no.______________ and enrolled in the Individual Taxpayer's Register under no. ____________________, with the same address as above, hereinafter referred to as "NEI", and on the other side, (B) AURORA GOLD MINERACAO LTDA, a company registered with CNPJ under no. 07.763.340/0001-50, with its Office at Av. das Americas, 700, Bloco 8, Lja 215 A, parte, Barra da Tijuca, CEP 22640-100, Rio de Janeiro, RJ, in this act represented by Luis Mauricio Ferraiuoli Azevedo, Brazilian, born in Campos, RJ, single, lawyer, registered in the Brazilian Bar Association under no. 80.412/RJ and at CPF/MF under no. 753.468.697-00, with office at Av. Americas 700, Bloco 8, Lja 215 A, parte, Barra da Tijuca, CEP 22640-100, in the City of Rio de Janeiro, State of Rio de Janeiro, hereinafter referred to as "AURORA"; when jointly hereinafter referred to as the Parties, have agreed that:

WHEREAS:

A - AURORA is the holder of mineral rights represented by the Process from the National Department of Mineral Production (DNPM) NO. 850.118/06, hereinafter referred to as "Mineral Rights", which covers an area which includes the location known as "BRANCA DE NEVE", as shown in Annex "A"';

B - AURORA signed an agreement to transform in research permits and then to acquire the Garimpo Piranhas, which is made up of Requests for Mining Permit, processeses DNPM no. 855.892/96 to 856.289/96, with the title belonging to MARIA TEREZA BARBOSA DA SILVA, Brazilian, divorced, businesswoman, bearing the Identity Card No. RG 3717073/SSPA, and duly enrolled in the Individual Taxpayer's Register under no. 110.808.762-00, with address at Av. Primeiro de Maio, n degrees 764, Bairro Hidraulica, Rio Grande, state of Rio Grande do Sul, CEP 96202-000, and DNPM no. 853.597/93 to 853.638/93, for herself and as executrix of the estate of SEBASTIAO BALBINO DE SOUZA, which covers also an area which includes the location known as "BRANCA DE NEVE", as shown in Annex "A" hereinafter referred to as "Additional Mineral Rights";

C - NEI is the miner occupier and occupant of the property named Fazenda __________________ in the city of __________________, State of ____________, according to the map attached, Annex "B", with same being entirely free and unencumbered, as well as free of any judicial or extrajudicial issues and/or administrative, invasion and conflict matters and other events, which property covers the areas of the Mining Rights and Additional Mining Rights, exploring in that location the mine named Branca de Neve, hereinafter referred to as "PROPERTY";

D - AURORA is interested in carrying out researches and in future mining the areas of the Mineral Rights and the Additional Mineral Rights, and in order to guarantee the access to such areas, intends to sign a formal agreement for access and eventually occupation and exploration with NEI of the mineral resources existing therein in the PROPERTY with the condition of exclusivity;

The Parties agree irrevocably, for themselves and their heirs and successors, the following:


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1.   MINERAL  RIGHTS  AND  ADDITIONAL  MINERAL  RIGHTS

     1.1. NEI hereby grants to AURORA irrevocable rights to represent them before the DNPM, exclusively with regards to the PROPERTY and with regards to the processes relating to the Mineral Rights and Additional Mineral Rights, under the terms of the attached Power of Attorney (Annex "C").

     1.2. NEI undertakes to assist AURORA in everything that is necessary to clear any possible outstanding issues or irregularities which may exist regarding the PROPERTY and the Mineral Rights and Additional Mineral Rights.

     1.3. NEI undertakes not to interfere or take any steps with regard to the Mineral Rights and Additional Mineral Rights, unless specifically and formally requested by AURORA, as indicated in sub-clause 1.4.

     1.4. NEI undertakes to transfer without onus to AURORA all mineral rights which at any time are or come to be held by him, or by any company and/or cooperative in which he has a share, where its area superimposes, in whole or in part, the PROPERTY and the Mineral Rights and Additional Mineral Rights, or located in the area of interest, thus understood as being any area located within a radius of 10 km (ten kilometers) from the external perimeter of the area referred to in the object description which is an integral part of the Mineral Rights and Additional Mineral Rights.

2.   ACCESS  AND  USE  OF THE AREAS OF THE MINERAL RIGHTS AND ADDITIONAL MINERAL
     RIGHTS

2.1 NEI undertakes and is obliged to allow AURORA access to the PROPERTY referred to in the Mineral Rights and Additional Mineral Rights, as well as to assist AURORA to sign agreements which allow such access with possible occupants, occupiers and/or surface occupants of such areas.

2.2 AURORA, by virtue of this agreement regarding the PROPERTY, undertakes to pay NEI, provided it holds free and unrestricted access to the Mineral Rights and Additional Mineral Rights which he declares as of his property with no pending issues, the following amounts:

     (i) During 36 (thirty-six) months AURORA shall pay NEI the half-yearly sum of R$35,000.00 (fifteen thousand reals) while AURORA's mining activities take place in the PROPERTY which he declared as his property and possession;

     (ii) At the end of the 36 (thirty-six) months period, if AURORA decides to maintain the mineral activities in NEI's PROPERTY, it shall pay him the final and total amount of R$500,000.00 (five hundred thousand reals) in order to carry out in an indefinite manner and without limitations the mineral activities in the PROPERTY; and if AURORA so opts, NEI shall transfer, assign or alienate a total of up to 2000ha of the PROPERTY either by way of alienation of the title to the property or the right to possession, which he holds over the area together with the improvements eventually existing therein, without any additional onus, in order that AURORA may then install its eventual facility and other utilities necessary for its operations, which area shall be returned to him at the end of the mining activities in the state as it will be found, with which hereby he accepts and agrees; and


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
     (iii) In case AURORA carries out mining work in NEI's area, it shall pay him a royalty equivalent to 0.75% (zero point seventy-five per cent) of the gross sales of the mineral product extracted from the areas of the Mineral Rights and Additional Mineral Rights, deducting the costs related with transport, insurance, processing, refining, sale, taxes and the Financial Compensation for the Exploration of Mineral Resources (Cfem), and the royalty, when due, shall be paid quarterly to the current account indicated by NEI by the 15th (fifteenth) day of the month subsequent to the quarter in which such royalty is assessed.

     (iv) The above-mentioned amounts include all and any payment which the occupant may have a right to by virtue of the mineral activities carried out by AURORA in the area, such as rent for the occupation of the area, indemnity for damages caused and/or share in the mining results, to which the occupant renounce irrevocably;

     (v) AURORA shall assume responsibility for the damages caused in the area exclusively as a result of its activities, and it is hereby understood that the amounts mentioned in sub-items (i) to (iii) above already include any and all indemnity owed to NEI for such damages, as well as rent for the occupation of the area and participation in the results of the mining, if any, according to articles 11, line "b", and 27, of the Mining Act.

     (vi) AURORA shall be free from the obligation for the payment of the amounts indicated above in items (i) to (iii) if it is deprived from exercising its activities or blocked by thirty parties who are occupying the area and/or exercising mining activities, or AURORA may also negotiate directly such access to the areas which it is blocked from, including signing agreements which allow such access with possible occupants and/or occupiers of such areas, deducting any payment made from the amounts indicated in above items (i) to (iii).

2.3 NEI undertakes to make available to AURORA, in case it so wishes and at the market value for rent, purchase or hire, as soon as it is so requested by AURORA, the equipment existing in the area, the housing facilities and deposit, and the local labour.

     2.3.1 In case AURORA hires local labour to carry out any task, AURORA shall have the option, at its sole and exclusive discretion, of paying for the services rendered directly to the parties hired.

2.4 Once the condition covered by sub-clause 2.2 (ii) is met, NEI shall no longer be able to carry out mining activities in the PROPERTY even if they do not interfere with or affect AURORA's activities, and as from the signature of this agreement and at the discretion of AURORA, its mineral research activities shall always have preference and shall prevail over NEI's activities:

     2.4.1 To carry out activities in the PROPERTY, as mentioned above, NEI shall put in order his activities immediately and in accordance with the applicable legislation, including anything relating to outstanding environmental issues, and obtain environmental licenses and comply with requirements, present to the DNPM quantitative information regarding production and sale relating to the previous year, and pay the Financial Compensation for the Exploration of Mineral Resources (Cfem), among others.

     2.4.2 Mining activities in the PROPERTY shall cease once the amount referred to item 2.2 (ii) is fully paid up.

     2.4.3 NEI shall carry out his activities in the PROPERTY in strict compliance with all


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
the legal norms, including those of an environmental nature, and shall be held responsible solely and exclusively for any environmental damage that his activities caused or may cause, and hereby exempts AURORA from any responsibility for such damages.

     2.4.4 At any time and at its sole and exclusive discretion, AURORA may carry out inspections of NEI's activities, independently of prior notice, for the purpose of ascertaining that he is complying with his obligations. In case AURORA identifies any non-compliance or irregularities, including of an environmental nature, effectively occurred or may potentially occur, it may demand from NEI that he adopts measures to mend such damages, giving a deadline for such measures, or decide on the immediate suspension of such activities.

     2.4.5 Any expense that AURORA may incur relating to the steps mentioned in this agreement, which should have been taken or were not taken by NEI, shall be deducted from the payments mentioned in sub-clause 2.2.

     2.4.6 AURORA may also, at its discretion and as it deems fit, request NEI to immediately suspend his activities in the PROPERTY, and NEI hereby undertakes to comply with AURORA's determinations.

2.5 As long as he is in the area, NEI undertakes to maintain the PROPERTY under his possession, not transferring it to third parties, in good state of maintenance, and to block the entry of invaders, land occupiers, miners or other occupants who are not already present therein on this date. Furthermore, NEI is not allowed to permit thirty parties from carrying out mining activities in the area and/or from using the facilities and equipment existing in that area, without prior and express agreement from AURORA.

3.   PURCHASE  OF  SHARE  IN  THE  MINE

     3.1. NEI hereby grants AURORA irrevocably the exclusive option of acquiring at any time his right to receive the equivalent to 0.75% (zero point seventy-five percent) of royalty from the gold of the mineral reserves that can be economically mined as mentioned in sub-clause 2.2 (iii) above, for the amount in national currency equivalent to $ 500,000.00 (five hundred thousand reals).

3.2 AURORA may exercise its option referred to in above sub-clause 3.1 independently of any notification, at any time by just depositing or transferring the respective sum to the bank account indicated by NEI.

3.3 The right to the purchase referred to in above item 3.1 is conferred in an irrevocable manner, on the joint production of all the mines which may exist in the area of the Additional Mineral Rights, as mentioned in sub-clause 3.1.

3.4 AURORA may compensate and deduct from any of the payments provided for in this Clause Three the amounts which it may spend by virtue of debts and pledges which may be collected from AURORA by a third party due to obligations undertaken by NEI.

3.5 NEI hereby indicates that all payments that are due him by force of this Agreement shall be made by bank transfer to the account of JOSEANE SOUSA ARAUJO, account no. 0020431-5, Branch 759-5, Banco Bradesco, for which he shall grant AURORA total acquittance.

     3.5.1 Any change of bank, branch, its address, or current account number, shall be


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
promptly notified by NEI to AURORA, and no responsibility shall be attributed to AURORA for mismatched payment or delay of payment due to lack of such communication.

     3.5.2 If AURORA, when wanting to exercise the right of option provided herein, is blocked from affecting the deposit or bank transfer due to the fact that the current account indicated above by NEI no longer exists, the option in question shall be considered as adequately exercised.


3.6 In case AURORA does effect payment of the amounts mentioned in sub-clause 2.2 items (i), (ii) and (iii) within the deadlines mentioned in this Agreement, NEI shall notify AURORA so that it arranges payment within 30 (thirty) days from the receipt of the notification.

     3.6.1 In case AURORA does not effect the pending payment within 30 (thirty) days, under the terms of this sub-clause 3.6, NEI may consider this agreement as rescinded.


4.   DECLARATIONS  AND  GUARANTEES  OF  THE  ASSIGNOR

4.1     NEI  declares  and  guarantees  that:

     4.1.1 He is the sole and legitimate title holder of the PROPERTY involving the Mineral Rights and the Additional Mineral Rights and on both he has powers to assign the respective rights and comply with their respective obligations under the terms of this instrument.

     4.1.2 The PROPERTY involving the Mineral Rights and the Additional Mineral Rights was legally acquired and has been maintained valid and in regular situation, in accordance with the dispositions provided in the applicable legislation, and is free and clear of any and all onus or judicial or extrajudicial encumbrances, claims or impugnation of any nature by thirty parties, including any public authority.

     4.1.3 The PROPERTY involving the Mineral Rights and the Additional Mineral Rights is valid and whole in its dimensions and is free and clear of any taxes and duties, including the farm reform tax, and there is no pending irregularity or infraction charge against it.

     4.1.4 He assumes all and any responsibility on the PEOPERTY, involving the Mineral Rights and the Additional Mineral Rights resulting from acts or facts which they caused or are related to them, including but not limited to environmental, labour and third party liabilities, including those relating to future demands. NEI further undertakes to reimburse AURORA in case this is required to incur expenses or charges as a result of such liabilities, in which cases AURORA shall be allowed to compensate such expenses and charges and deduct them from future payments which may be due to NEI under the terms of this Agreement.

     4.1.5 There are no agreements or instruments signed by NEI which may negatively affect in any way the Mineral Rights and the Additional Mineral Rights.

     4.1.6 He renounces expressly any payment, rent, indemnity, share in the results of the mine or rights to royalty other than those provided for herein, resulting from law or agreements, relating to assessment, research, development, mining, processing, services, rights of access or passage, or those which may be developed in the area of the Mineral Rights and the Additional Mineral Rights.


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
     4.1.7 He shall abstain from questioning, administratively or judicially, in any form and in any instance, the validity and regularity of the Mineral Rights, the Additional Mineral Rights belonging to AURORA or any of their previous title holders.

5.   DECLARATIONS  AND  GUARANTEES  OF  THE  PARTIES

5.1     The  Parties  declare  and  guarantee  that:

     5.1.1 This Agreement is signed in an irrevocable manner, for all legal purposes, and the terms therein are applied also to the heirs and successors of the parties.

     5.1.2 The content of this Agreement as well as all information and data related to its execution are strictly confidential and considered property of AURORA, therefore NEI shall not publish, divulge or make any public declaration or to third parties anything relating to this contract or to the activities contemplated therein, without the prior agreement from AURORA, including the case where the information requested is by virtue of the law or by a competent authority.

     5.1.3 This Agreement represents the whole and complete understanding between the Parties, and supersedes any and all adjustment, agreement or contract prior to he current one.

     5.1.4 This Agreement as well as its Annexes, has the force of an extrajudicial executive title, subject to specific execution, under the terms of article  639  of  the  Civil  Procedure  Code.

     5.1.5 Whenever necessary, the Parties shall take steps, supply information and additional documentation, as well as formalize the instruments required or convenient for the implementation and execution of the purposes and conditions established in this Agreement.

6.   NOTIFICATIONS

6.1 All notifications related to this Agreement or documents which should be transmitted between the Parties shall be made in writing and shall be considered effectively delivered: (i) on the receipt date, by means of a receipt from the Party to be notified, with the addresses to be used being those indicated in the introduction of this Agreement; or (ii) on the next business day after the fax transmission date to the Party to be notified, with the fax transmissions to be made to the following numbers: (a) for AURORA: (21) 21328106; and (b) for NEI:
(93)  3518  6505

7.   ASSIGNMENT

7.1 NEI may not assign or transfer to thirty parties any of his rights or obligations deriving from this Agreement, specially the payments which he is entitled to under the above terms.

7.2 AURORA may at its sole and exclusive discretion and independently from authorization, assign and transfer to thirty parties its rights and obligations deriving from this Agreement provided there is a subrogation to the third assignee of such rights and obligations.

8.   ANTECIPATED  RESCISSION  OF  THE  AGREEMENT

8.1 AURORA shall have the right, by means of a notice addressed to NEI, to denounce this agreement and consider it terminated wholly or partly, if at its exclusive discretion the results of the geological assessment, even if partial, indicate the non-existence or insufficiency of gold reserves that may be mined on an industrial scale. In this case, the agreement shall be deemed


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
immediately as rescinded, and the parties are freed from the undertakings yet to be due, which they reciprocally undertook under the terms of this instrument, without any of the parties being entitled to any indemnity or compensation of any nature by virtue of the rescission thus taking place.

8.2  Still  in  this  case,  AURORA:

a) Shall not be entitled to the reimbursement of any amount previously paid to NEI or spent in costing the research works;
b)  Is  exempted  from  effecting  any  payment  yet  due,
c) Shall withdraw from the locations, returning same in the state there are to NEI;

9.   ARBITRATION

9.1 The Parties elect the main court of the capital of Rio de Janeiro to solve any controversy between them resulting from this Agreement, to the exclusion of any other court.

IN WITNESS WHEREOF, the parties execute this instrument in 3 (three) counterparts of identical tenor and form, in the presence of the witnesses below.

                         Rio de Janeiro, April 11, 2006


CLAUDINEI ANTUNES DE LIMA                                   JOSEANE SOUSA ARAUJO

                           AURORA GOLD MINERACAO LTDA

Witnesses:

1.__________________________
Name:
ID  Card  No.:
CPF  no.:

2.__________________________
Name:
ID  Card  No.:
CPF  no.:


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
                                POWER OF ATTORNEY

With this Power of Attorney, CLAUDINEI ANTUNES DE LIMA, Brazilian, married, aeronaut, bearing the Identity Card no. 1142360/9/SSP-MT and enrolled in the Individual Taxpayer's Register under no. 063.721.762-91, with address at Avenida Getulio Vargas 77, Centro, Itaituba, Par , and his spouse JOSEANE SOUSA ARAUJO, Brazilian, married, bearing the Identity Card no._________ and enrolled in the Individual Taxpayer's Register under no. _________, with the same address as above, hereinafter referred to as the PRINCIPALS, appoint with ample and general powers LUIS MAURICIO FERRAIUOLI DE AZEVEDO, Brazilian, single, lawyer, registered at the Brazilian Bar Association (RJ) under no. 80412 and enrolled in the Individual Taxpayer's Register under no. 753.468.697-00 and IANE P. ROCHA, Brazilian, single, lawyer, registered at the Brazilian Bar Association under no. 126.000, with address at AV. AMERICAS 700, BLOCO 8 , LJA 215(a) , BARRA DA TIJUCA, RJ: Regarding the property name Fazenda _________________________________ in the city of _______________, State of
____________, who may jointly or severally and with regard to the mineral rights under DNPM (National Department of Mineral Production) no. 850.118/06, 855.892/96 to 856.289/96, and 853.597/93 to 853.638/93 approve mineral researches, sign agreements for access, indemnity and rent, conferring, transferring and assigning, wholly or partly, those rights and therefore signing an "AGREEMENT FOR ACCESS, INDEMNITY AND RENT", signing same in the name of the PRINCIPALS; all of which for the purpose of putting in order the above-mentioned mineral rights, maintaining them always in good conditions, and also act before the DNPM, the Ministry of Mines and Energy, the Brazilian Institute of Environmental and Renewable Natural Resources (Ibama), SECTAM and other agencies of the Federal, State and Municipal Public Administration, and the Courts in general, look up files and processes, apply for and withdraw certificates, surrender or renounce, apply for filing, appeal and also appoint attorney to whom may be conferred powers of the "ad judicia" clause and sub-establish this instrument, with or without reserve of powers, wholly or partly, with this power of attorney given in an irrevocable manner, and all for the good compliance and performance for which it is being drawn up.

                         Rio de Janeiro, April 11, 2006


CLAUDINEI ANTUNES DE LIMA                                   JOSEANE SOUSA ARAUJO

                           AURORA GOLD MINERACAO LTDA.


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